UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2022, Aptevo Therapeutics Inc. (the “Company”) entered into and closed an amendment to its royalty purchase agreement, dated March 30, 2021, (the “Royalty Purchase Agreement”) with an entity managed by HealthCare Royalty Management, LLC (“HCR”) pursuant to which the Company agreed to forego its right to receive 50% of RUXIENCE royalty revenue once HCR received aggregate royalty payments totaling 190% of the $35 million upfront payment plus milestone payments to the extent paid by HCR, based on net sales of RUXIENCE (“Residual Royalty Payments”).  Based on RUXIENCE sales performance through March 31, 2022 and recent projections, the Company does not anticipate receiving substantial Residual Royalty Payments. The Royalty Purchase Agreement continues to include the opportunity to earn up to $22.5 million of additional milestone payments (up to $12.5 million and $10 million, for 2022 and 2023 respectively) and the Company anticipates earning the same, which are tied to 2022 and 2023 RUXIENCE net sales thresholds.

Item 8.01 Other Events

As disclosed in a Current Report on Form 8-K filed on April 7, 2022, the Company previously received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity for continued listing (the “Rule”). As disclosed in a Current Report on Form 8-K filed on May 31, 2022, the Company presented its plan to regain compliance with the Rule to the Nasdaq Staff within the required period and Nasdaq granted the Company an extension through September 28, 2022, to evidence full compliance with the Rule.

After considering the transactions described in Item 1.01 above, as of the date of this Current Report on Form 8-K, the Company recognized a gain in the amount of the liability remaining on its balance sheet (approximately $35 million), and, given current operating performance and that the stockholders’ deficit reported on the Company’s 10-Q filed for the period ended March 31, 2022 was approximately $5.9 million, the Company believes it satisfies the minimum $2.5 million stockholders’ equity requirement of the Rule as of the date of this filing. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting (subject to the Company’s right to request a hearing before an independent Panel). The Company anticipates evidencing compliance at the date of its next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: June 8, 2022	By:	/s/ Marvin L. White
Marvin L. White
President and Chief Executive Officer